Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Approach Resources Inc. (“Approach”) of our report dated May 7, 2007, relating to our audits of Approach’s combined financial statements included in its Registration Statement (No. 333-144512) on Form S-1 filed October 18, 2007, for the year ended December 31, 2006.
We also consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-8.
HEIN & ASSOCIATES LLP
Dallas, Texas
January 25, 2008